UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2022

VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive
Miamisburg, Ohio 45342
(Address, including zip code, of principal executive offices)

(877) 855-7243
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Results of Operations and Financial Condition.

On March 11, 2022, Verso Corporation, a Delaware corporation (the “Company”), held a virtual special meeting of its stockholders (the “Special Meeting”). As of the close of business on February 7, 2022, the record date for the Special Meeting, there were 29,154,580 shares of the Company’s common stock outstanding and entitled to vote. A total of 21,615,458 shares of the Company’s common stock were present in person (virtually) or by proxy at the Special Meeting, representing approximately 74.14% of the total number of shares outstanding and entitled to vote at the Special Meeting, which constituted a quorum. Additional information on each of the proposals voted upon at the Special Meeting is contained in the definitive proxy statement for the Special Meeting, which was filed by the Company with the Securities and Exchange Commission on February 8, 2022, and was first mailed to the Company’s stockholders on or about February 8, 2022.

Set forth below are the results of the proposals voted on at the Special Meeting.

Proposal 1. The Merger Agreement Proposal: To adopt the Agreement and Plan of Merger, dated as of December 19, 2021 (the “Merger Agreement”), by and among the Company, BillerudKorsnäs Inc., West Acquisition Merger Sub Inc. and, solely for purposes of certain sections thereof (as specified in the Merger Agreement), BillerudKorsnäs AB (the “Merger Agreement Proposal”). Voting results were as follows:

For	Against	Abstain
21,294,852	304,925	15,681

The Merger Agreement Proposal was approved by the requisite vote of the Company’s stockholders.

Proposal 2. The Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”). Voting results were as follows:

For	Against	Abstain
20,707,224	885,304	22,930

The Compensation Proposal was approved, on an advisory (non-binding) basis, by the requisite vote of the Company’s stockholders.

Proposal 3. The Adjournment Proposal: To adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to approve the Merger Agreement Proposal at the time of the Special Meeting. Voting results were as follows:

For	Against	Abstain
20,168,331	1,296,474	150,653

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

Item 8.01	Other Events.

On March 11, 2022, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

99.1	Press Release issued by Verso Corporation, dated March 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2022

VERSO CORPORATION

	By:	/s/ Kevin M. Kuznicki
Kevin M. Kuznicki
Senior Vice President, General Counsel and Secretary